Exhibit 99.1

General Moly and its Largest Shareholder, AMER, Strengthen Strategic Partnership

Through the Acceleration of the Tranche 2 $6 Million Private Placement and
Further Acceleration of the Tranche 3 $10 Million Private Placement in 2018

LAKEWOOD, COLORADO, August 8, 2017 — General Moly, Inc. (the “Company”) (NYSE MKT and TSX: GMO), the only western exchange listed, pure-play molybdenum mineral development company, and its largest shareholder AMER International Group (“AMER”) agreed to accelerate the Tranche 2 private placement for $6.0 million of General Moly common shares priced at the volume weighted average price (“VWAP”) for the 30-day period ending August 7, 2017 of $0.41, for a total of 14.6 million common shares.

The Company and AMER agreed to accelerate the closing of the above Tranche 2 and Tranche 3 $10.0 million private placement under a second amendment to the parties’ Investment and Securities Purchase Agreement (“Amended Investment Agreement”), removing previous conditions related to the reissuance of water permits for the Company’s Mt. Hope Project in Nevada and molybdenum prices for Tranche 2, and amending conditions for Tranche 3, concerning reinstatement of water permits or completing a joint business opportunity, described below.

Through the Amended Investment Agreement, AMER reinforces its commitment to work with General Moly to procure and support a Bank Loan of approximately $700.0 million from a major Chinese bank or banks for development of the Mt. Hope Project when the molybdenum market conditions improve.  AMER will guarantee the Bank Loan, which is anticipated to have normal and customary covenants and security arrangements.

General Moly and AMER first entered into the Investment and Securities Purchase Agreement in 2015. AMER is a private, China-based multinational company that is one of the world’s largest advanced materials, fine machining, and downstream metals refining providers. AMER is ranked 183rd in the Fortune Global 500 of the world’s largest companies by the past year’s revenues. AMER’s Chairman Wang Wenyin is sixth on the list of billionaires in China, according to Forbes.

Commenting on AMER’s further investment in General Moly, Mr. Wang said, “We are pleased to continue investing in General Moly as we are confident about a rewarding future from a quality management team, the development of the Mt. Hope Project as the best, low-cost primary molybdenum asset in the world and continued increases in the molybdenum price. We have been working closely with the management of General Moly to advance our joint business development for under-valued base metal opportunities.”

Bruce D. Hansen, Chief Executive Officer, said, “We appreciate our mutually beneficial partnership with AMER in building long-term value for General Moly and all of our shareholders.  The renewed commitment AMER has made to General Moly and the Mt. Hope Project reinforces General Moly’s competitive position and leverage in a rising molybdenum price environment.  AMER’s agreement to purchase additional General Moly common stock through the Amended Investment Agreement by accelerating the Tranche 2 and Tranche 3 purchases provides additional funding to the Company. The purchases, together with our current cash, are projected to fund our current business activities and working capital for more than two years at the current cash burn of $1.5 million per quarter for corporate and the Liberty Project expenses.”

Amended Investment Agreement Highlights

Highlights of the Amended Investment Agreement include:

•                  Tranche 2 is a private placement for $6.0 million worth of General Moly common shares priced at the 30-day volume weighted average price (“VWAP”) period ending August 7, 2017, the effective date of the Amended

Investment Agreement.  A sum of $5.5 million of the proceeds will be allocated to general corporate purposes and $0.5 million directed to the existing expense reimbursement account to manage the Mt. Hope Project financing and other jointly sourced business development opportunities.

•                  Additionally, AMER and General Moly agreed to amend the warrants previously provided to AMER, whereby the expiration of the warrants were extended to the third anniversary of the expected reissuance of the Record of Decision (“ROD”) for the construction and operation of the Mt. Hope Project. The 80 million number of warrants and exercise price of $0.50 remain unchanged.  The conditions for the warrants stipulate that the warrants are exercisable upon completion of the approximately $700.0 million Bank Loan for the Mt. Hope Project and such conditions are now to be completed three years following the ROD.  The Company expects to receive the Record of Decision from the U.S. Bureau of Land Management by early 2018.

•                  The Tranche 3 private placement for $10.0 million of General Moly common shares, priced at $0.50, is anticipated to close on the earlier of March 31, 2018 or (i) 90 days following the close of a joint business opportunity involving use of 10.0 million shares of GMI common stock; or (ii) 90 days after reinstatement of water permits from the Nevada State Engineer for the Mt. Hope water permits. A sum of $9.5 million of the funds will be directed to general corporate purposes and $0.5 million will be allocated to the expense reimbursement account described above.

•                  The parties agreed to eliminate the previous conditions to closing Tranche 2 of the Investment Agreement requiring restoration of permits for the Mt. Hope Project’s water rights and for the price of molybdenum to average in excess of $8/lb for a 30-consecutive calendar day period; and to eliminate the conditions to the closing of Tranche 3 concerning a final adjudication of the Mt. Hope Project’s water rights through courts or settlement, and for the price of molybdenum to average in excess of $12/lb for a 30-consecutive calendar day period.

Tranche 3 of the amended Investment Agreement may be subject to General Moly stockholder approval.

After drawdown of the Bank Loan, if AMER owns more than 30% of the common stock of General Moly, AMER will nominate a third Director to General Moly’s Board of Directors.

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About General Moly

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE MKT and the Toronto Stock Exchange under the symbol GMO. The Company’s primary asset, an 80% interest in the Mt. Hope Project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with the Company’s wholly-owned Liberty Project, a molybdenum and copper property also located in central Nevada, General Moly’s goal is to become the largest pure-play primary molybdenum producer in the world.

Molybdenum is a metallic element used primarily as an alloy agent in steel manufacturing.  When added to steel, molybdenum enhances steel strength, resistance to corrosion and extreme temperature performance. In the chemical and petrochemical industries, molybdenum is used in catalysts, especially for cleaner burning fuels by removing sulfur from liquid fuels, and in corrosion inhibitors, high performance lubricants and polymers.

Contact:

Scott Roswell

(303) 928-8591

info@generalmoly.com

Website: www.generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain a re-grant of its water permits and Record of Decision, ability to maintain required federal and state permits to continue construction, and commence production, ability to raise required project financing, ability to respond to adverse governmental regulation and judicial outcomes, and ability to maintain and/or adjust estimates related to cost of production, capital, operating and exploration expenditures.  For a detailed discussion of risks and other factors that may impact these forward-looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.